Exhibit 10.10

AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND DEBENTURES
AND AGREEMENT AMONG THE PARTIES

This AMENDMENT (the “Amendment”) to the Securities Purchase Agreement (the “Agreement”), dated as of June 1, 2007, by and among StarVox Communications, Inc., a California corporation (the “Company”), StarVox Communications, Inc., a Delaware corporation formerly known as U.S. Wireless Data, Inc., (the “Parent”), and DKR SoundShore Oasis Holding Fund Ltd. (“DKR”), Trinad Capital Master Fund Ltd. (“Trinad”) and SMH Capital Inc. (“SMH,” and together with DKR and Trinad, the “Holders,” and each, a “Holder”), and to such Senior Secured Debentures, and this Agreement by and among the parties hereto, is entered into as of December 12, 2007.

WHEREAS, the Company, the Parent, and the Holders previously entered into the Agreement, pursuant to which the Company issued and the Holders purchased Senior Secured Debentures in the aggregate principal amount of $9,000,000, which were subsequently amended as of August 16, 2007 (as amended, the “Existing Debentures”), among other things, to extend the maturity date thereof from August 1, 2007 to October 1, 2007;

WHEREAS, the Company, the Parent and the Holders desire to amend the Agreement to allow for the issuance of additional Debentures to DKR and Trinad in an aggregate principal amount of $5,100,000 (each, an “Additional Debenture,” and together, the “Additional Debentures”), on the terms  and subject to the conditions described herein and substantially in the form attached hereto, increasing the maximum aggregate principal amount of Debentures issuable under the Agreement, as amended hereby, to $14,100,000;

WHEREAS, in consideration for the agreement of DKR and Trinad to enter into the Amendment and purchase the Additional Debentures, SMH has agreed to enter into a Subordination Agreement, substantially in the form attached hereto as Exhibit A (the “Subordination Agreement”); and

WHEREAS, Section 9(c) of the Agreement provides that the Agreement may be amended by written consent of the Company, the Parent and holders representing a majority of the aggregate principal amount of the Existing Debentures, and the undersigned constitute such requisite holders.

NOW THEREFORE, in consideration of the premises and mutual promises herein contained, the Company, the Parent and the Holders hereby agree as follows:

1.                                       Defined Terms. Capitalized terms used in this Amendment which are defined in the Agreement shall have the same meanings as defined therein.

2.                                       Amendments to Securities Purchase Agreement.

a.                                       Section 1 of the Agreement shall be amended to insert the following subsection (c) at the end of Section 1.

“(c)                            Additional Closings. Subject to the satisfaction (or waiver) of the conditions set forth in Section 10  (with respect to the Third Closing) and Section

11 (with respect to the Fourth Closing), the Company shall issue at the Third Closing Date and the Fourth Closing Date (each, as defined below) additional Debentures substantially in the form attached hereto as Exhibit B-2 (each, an “Additional Debenture,” and together, the “Additional Debentures”), in the principal amounts and against receipt of the purchase prices set forth below to each of DKR SoundShore Oasis Holding Fund Ltd. (“DKR”) and Trinad Capital Master Fund Ltd. (“Trinad”), and each of DKR and Trinad agree to purchase such Additional Debentures on the terms set forth herein.  Subject to the terms and conditions of this Agreement, the third closing (the “Third Closing”) shall occur on December 12, 2007 or such later date as the Company, the Parent and the Holders may agree (the “Third Closing Date”).  At the Third Closing, the Company shall issue (i) an Additional Debenture, duly executed on behalf of the Company and the Parent, in the principal amount of $2,000,000 and $1,100,000, to DKR and Trinad, respectively,  and (ii) a Warrant to purchase 1,000,000 Warrant Shares, duly executed on behalf of the Parent, to each of DKR and Trinad, against receipt from each of DKR and Trinad of the purchase price for the Debentures and Warrants of $500,000 by wire transfer in immediately available funds in accordance with the Company’s instructions. Subject to the terms and conditions of this Agreement, the fourth closing (the “Fourth Closing”) shall occur at the sole discretion of DKR and Trinad, and at such time as the Company, the Parent, DKR and Trinad shall agree, but in no event after January 3, 2008 (the “Fourth Closing Date”).  At the Fourth Closing, the Company shall issue an Additional Debenture, duly executed on behalf of the Company and the Parent, in the principal amount of $1,000,000 to each of DKR and Trinad against receipt from each of DKR and Trinad of purchase price of $1,000,000 by wire transfer in immediately available funds in accordance with the Company’s instructions.  Each Additional Closing shall occur at such time of day and at such place as the Company, the Parent, DKR and Trinad may agree, provided that the Fourth Closing shall occur at the option of DKR and Trinad.”

b.                                      The Agreement shall be amended to insert the following as new Section 10.

“10.   CONDITIONS TO THIRD CLOSING

The obligations of DKR and Trinad to consummate the Third Closing are subject to the satisfaction, at or before the Third Closing Date, of each of the following conditions, provided that these conditions are for benefit of DKR and Trinad alone and may be waived by DKR and Trinad at any time in their sole discretion by providing the Company and Parent with prior written notice thereof:

(i)                                     The Company, Parent and SMH Capital Inc. (“SMH”) shall have executed and delivered to such Buyers a subordination agreement in the form attached hereto as Exhibit L.

(ii)                                  The Company and Parent shall have executed and delivered to DKR and Trinad the Additional Debentures being purchased by such Buyers at such Third Closing pursuant to this Agreement.

(iii)                               The representations and warranties of the Company and Parent shall be true and correct as of the date when made and as of the Third Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company and Parent shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and Parent at or prior to the Third Closing Date.  Such Buyers shall have received certificates by the Chief Executive Officers of the Company and Parent, dated as of the Third Closing Date to the foregoing effect and as to such other matters as may be reasonably requested by such Buyers.

(iv)                              Parent or its Subsidiaries will not be in violation of any of the rules, regulations or requirements of the Principal Market applicable to the Parent or its Subsidiaries.

(v)                                 The Company and Parent shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the consummation of the Third Closing.

(vi)                              The Company and Parent shall have delivered to such Buyers such other documents relating to the transactions contemplated by this Agreement as such Buyers or their counsel may reasonably request.

c.                                       The Agreement shall be amended to insert the following as new Section 11:

“11.                           CONDITIONS TO FOURTH CLOSING

Notwithstanding anything to the contrary herein, the Fourth Closing shall take place at the sole discretion of DKR and Trinad.  In addition, the obligations of DKR and Trinad to consummate the Fourth Closing are subject to the satisfaction, at or before the Fourth Closing Date, of each of the following conditions, provided that these conditions are for benefit of DKR and Trinad alone and may be waived by DKR and Trinad at any time in their sole discretion by providing the Company and Parent with prior written notice thereof:

(i)                                     The Company shall have obtained from each of the holders of the convertible notes set forth on Schedule 3(s) of the Agreement (the “Subordinated Notes”), such holder’s agreement to extend the maturity of the Subordinated Notes to November 7, 2008 (except for any Subordinated Note which has been converted to shares of the Parent’s Common Stock in accordance with its terms) and shall have provided copies thereof to DKR and Trinad.

(ii)                                  The Company and Parent shall have executed and delivered to DKR and Trinad the Additional Debentures being purchased by such Buyers at such Fourth Closing pursuant to this Agreement.

(iii)                               Parent shall have delivered to such Buyers a certificate evidencing the formation and good standing of Parent and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date reasonably proximate to the Fourth Closing Date.

(iv)                              The Company shall have delivered to such Buyers a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date reasonably proximate to the Fourth Closing Date.

(v)                                 Parent shall have delivered to such Buyers a certificate evidencing Parent’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Parent conducts business, as of a date reasonably proximate to the Fourth Closing Date.

(vi)                              The Company shall have delivered to such Buyers a certified copy of the Company’s Articles of Incorporation as certified by the Secretary of State of the State of California reasonably proximate to the Fourth Closing Date.

(vii)                           Parent shall have delivered to such Buyers a certified copy of Parent’s Certificate of Incorporation as certified by the Secretary of State of the State of Delaware reasonably proximate to the Fourth Closing Date.

(viii)                        The Company shall have delivered to such Buyers a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) resolutions as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Company’s Articles of Incorporation and (iii) the Company’s Bylaws, each as in effect at the Fourth Closing.

(ix)                                Parent shall have delivered to such Buyer a certificate, executed by the Secretary of Parent and dated as of the Closing Date, as to (i) resolutions as adopted by Parent’s Board of Directors in a form reasonably acceptable to such Buyers, (ii) Parent’s Certificate of Incorporation and (iii) Parent’s Bylaws, each as in effect at the Fourth Closing.

(x)                                   The representations and warranties of the Company and Parent shall be true and correct as of the date when made and as of the Fourth Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company and Parent shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and Parent at or prior to the Fourth Closing Date.  Such Buyers shall have received certificates by the Chief Executive Officers of the Company and Parent, dated as of the Fourth Closing Date to the foregoing effect and as to such other matters as may be reasonably requested by such Buyers.

(xi)                                Parent or its Subsidiaries will not be in violation of any of the rules, regulations or requirements of the Principal Market applicable to the Parent or its Subsidiaries.

(xii)                             The Company and Parent shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the consummation of the Fourth Closing.

(xiv)                         The Company and Parent shall have delivered to such Buyers such other documents relating to the transactions contemplated by this Agreement as such Buyers or their counsel may reasonably request.

d.                                      Exhibit A attached hereto, shall be deemed inserted after Exhibit L hereto. Exhibit B of the Agreement shall be renamed as “Exhibit B-1,” and all references to “Exhibit B” in the Agreement shall be replaced with “Exhibit B-1”.   Exhibt B-2 attached hereto, shall be deemed inserted after Exhibt B-1 to the Agreement.

e.               Except as provided in this Section 2, the provisions of the Agreement shall be unchanged and remain in full force and effect.

3.                                       Amendment to Debentures.  Upon and subject to the consummation of the Third Closing, the definition of “Maturity Date” in the second sentence of Section (1) of each Existing Debenture shall be amended and restated as follows: “The “Maturity Date” shall be August 1, 2008, or (a) such earlier date as may be accelerated by the Required Holders upon an Event of Default in accordance with the terms hereof, (b) such later date as may be extended at the option of the Required Holders, or (c) such earlier date which is the third day following a financing or refinancing (or related series thereof) of either debt or equity by the Company and/or the Parent of at least Thirty Million Dollars ($30,000,000) in the aggregate.”  Except as provided in this Section 3, the provisions of the Existing Debentures shall be unchanged and remain in full force and effect.

4.                                       Amendments to Subordinated Notes.  The Company agrees to use its best efforts to obtain, as promptly as practicable, from each of the holders of the convertible notes set forth on Schedule 3(s) of the Agreement (the “Subordinated Notes”), such holder’s agreement to extend the maturity of the Subordinated Notes to November 7, 2008 (except for any Subordinated Note which has been converted to shares of the Parent’s Common Stock in accordance with its terms) and to provide copies thereof to the Holders when available.

5.                                       Security Interest.  The Company, the Parent and Capital Telecommunications, Inc. (“CTI”) hereby confirm that the obligations under this Amendment, the Existing Debentures, as amended hereby, and the Additional Debentures shall constitute “Obligations” under the Security Agreement.

6.                                       Confirmation of Guaranty.  CTI and the Parent hereby confirm that the obligations under this Amendment, the Existing Debentures, as amended hereby, and the Additional Debentures shall constitute “Guaranteed Obligations” under the Guaranty.

7.                                       Forbearance with Respect to Existing Defaults.  Each Holder hereby agrees to forbear from exercising its rights and remedies with respect to any breach, Default or Event of Default under the Agreement, the Existing Debentures or any other Transaction Documents, which occurred on or prior to the date hereof, solely with respect to the Company’s failure to make payments to the Holders when due pursuant to the terms of the Agreement, Existing Debentures and other Transaction Documents (the “Forbearance”).  Notwithstanding the foregoing sentence or any other provision hereof, the period of Forbearance shall automatically terminate and each of the Holders shall be immediately entitled to exercise all of its respective rights and remedies under the Agreement, the Existing Debentures and the Transaction Documents upon the occurrence of any of the following events after the date hereof (each a “Forbearance Termination Event”): (i) the commencement of any legal action by the Parent or the Company or any affiliate of the Parent or the Company, against a Holder with respect to the Transaction Documents; (ii) the voluntary or involuntary commencement of any bankruptcy, receivership, liquidation or assignment for the benefit of creditors proceeding by or against the Parent or the Company; (iii) the breach or default by the Parent or the Company of any term, condition, covenant, representation or warranty set forth herein; or (iv) the occurrence of any breach or default under any of the Transaction Documents.  The parties hereto hereby agree that, notwithstanding any provision in the Transaction Documents, there shall be no cure period for any Forbearance Termination Event.  Other than the foregoing, nothing contained herein shall be deemed to evidence a an agreement to forbear with respect to, or a waiver of, any future breach, Default or Event of Default, or any right or remedy with respect to any such breach, Default or Event of Default or to which any Holder may be entitled under applicable law.

8.                                       Chief Restructuring Officer.  The Company, Parent and the Holders hereby agree that DKR and Trinad shall be entitled to appoint a Chief Restructuring Officer of the Company, which appointment shall be subject to confirmation by the Company’s Board of Directors.  Such Chief Restructuring Officer shall have full access to the Company’s facilities, personnel, books and records and shall supervise the liquidation of the Company’s assets.  The Company and the Parent shall pay all fees incurred in connection with the appointment of such Chief Restructuring Officer.

9.                                       Delivery of Weekly Cash Expenditure Projections.  The Company and the Parent hereby agree to deliver to DKR and Trinad weekly projections of anticipated cash expenditures (it being understood that actual cash expenditures may be different if necessary, in the reasonable discretion of the appropriate officers of the Company and the Parent, to maintain operations.)

10.                                 No Right of First Refusal; Waiver of Notice.  SMH hereby waives all rights arising from the sale of the Additional Debentures pursuant to Section 4(l) of the Agreement, and waives any notices of a Subsequent Placement required pursuant thereto in connection with such sale.

11.                                 Governing Law.  This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

12.                                 Counterparts.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

13.                                 Headings.  The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

14.                                 Severability.  If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment in that jurisdiction or the validity or enforceability of any provision of this Amendment in any other jurisdiction.

15.                                 Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

16.                                 Fees.   The Company shall pay all fees of the Holders incurred in connection with this Amendment and the transactions and actions taken pursuant hereto, regardless of whether the Third Closing or the Fourth Closing occurs, including, without limitation, all legal fees, which shall be disbursed from the purchase price of the Additional Debentures.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Holder, the Company and Parent have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

STARVOX COMMUNICATIONS, INC., a California corporation

By:	/s/ T.E. Rowley
Name: Thomas E. Rowley
Title: Chief Executive Officer

PARENT:

STARVOX COMMUNICATIONS, INC., a Delaware corporation

By:	/s/ T.E. Rowley
Name: Thomas E. Rowley
Title: Chief Executive Officer

GUARANTOR:
(only with respect to Sections 5 and 6 of this Amendment)

CAPITAL TELECOMMUNICATIONS, INC., a Pennsylvania corporation

By:	/s/ T.E. Rowley
Name: Thomas E. Rowley
Title: Chief Executive Officer

[Amendment to Securities Purchase Agreement and Debentures and Agreement and Agreement]

IN WITNESS WHEREOF, each Holder, the Company and Parent have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

HOLDERS:

DKR SOUNDSHORE OASIS HOLDING FUND LTD.

By: DKR Oasis Management Company LP, its investment manager

By:	/s/ Barbara Burger
Name:Barbara Burger
Title: Authorized Signatory

TRINAD CAPITAL MASTER FUND LTD.

By:	/s/ Jay Wolf
Name:Jay Wolf
Title:Director

SMH CAPITAL INC.

By:	/s/ B.T. Morris
Name:Ben T. Morris
Title:Chief Executive Officer

[Amendment to Securities Purchase Agreement and Debentures and Agreement and Agreement]

EXHIBIT A

Form of Subordination Agreement

EXHIBIT B-2

Form of Additional Debenture